CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-74802) and Forms S-8 (No. 33-80080,
No. 33-81844, No. 333-03524, No. 333-40229, No. 333-87061, No. 333-67482,
No. 333-102982) of Hollywood Entertainment Corporation of our report dated February 16, 2004 relating to the financial statements, which appear in this Form 10-K.

/S/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Portland, Oregon
March 12, 2004